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                                                                    Exhibit 23
                                                                    ----------



                      Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-64198) of Dana Corporation of our report dated February 12, 1995 appearing on page 18 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, whcih appears on page 18 of this Form 10-K.


PRICE WATERHOUSE LLP

Toledo, Ohio
March 10, 1995